Exhibit 99.1

Form 4 Joint Filer Information

Name:   Anthony J. Ciabattoni

Address:   16 Lagunita Drive, Laguna Beach, California 92651

Designated Filer:    Ciabattoni Living Trust Dated August 17, 2000 (the “Trust”)

Issuer & Ticker Symbol:    Tri-Isthmus Group, Inc. (TISG.PK)

Date of Event Requiring Statement:    March 31, 2008

Note: The securities of the issuer beneficially owned by Trust and reflected on this Form 4 may be deemed to be indirectly beneficially owned by Mr. Ciabattoni, in his capacity as a trustee of the Trust with shared power to vote and dispose of such securities.

Signature:	/s/ Anthony J. Ciabattoni Anthony J. Ciabattoni